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As filed with the Securities and Exchange Commission on February 17, 2015

Registration No. 333-

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENOVUS ENERGY INC.
(Exact name of registrant as specified in its charter)

Alberta, Canada (Province or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number, if applicable)	Not applicable (I.R.S. Employer Identification No., if applicable)

2600, 500 Centre Street S.E.
Calgary, Alberta, Canada T2G 1A6
(403) 766-2000
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 8th Avenue
New York, New York 10011
(212) 894-8641
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, N.Y. 10019-6064 (212) 373-3000	John E. Piasta Bennett Jones LLP 855 – 2nd Street S.W. Calgary, Alberta, Canada T2P 4K7 (403) 298-3100	Jason R. Lehner Shearman & Sterling LLP 199 Bay Street Toronto, Ontario, Canada M5L 1E8 (416) 360-8484	Kevin E. Johnson Norton Rose Fulbright Canada LLP Suite 3700, 400 3rd Avenue S.W. Calgary, Alberta, Canada T2P 4H2 (403) 267-8222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Common Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Shares(2)	N/A(1)	N/A(1)	US$1,384,140,000	US$160,837.07

(1)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended, there are being registered under this Registration Statement such indeterminate number of common shares of the Registrant as shall have an aggregate offering price not to exceed US$1,384,140,000. U.S. dollar amounts are calculated based on the Bank of Canada noon rate of US$0.8024=Cdn$1.00 on February 12, 2015.

(2)
Includes rights to purchase additional shares pursuant to the Amended and Restated Shareholder Rights Plan Agreement dated as of April 25, 2012, between Cenovus Energy Inc. and Computershare Trust Company of Canada. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the shares registered hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION DATED FEBRUARY 17, 2015

New Issue	February 17, 2015

Cenovus Energy Inc.

$

        Common Shares

         This offering (the "Offering") of common shares ("Common Shares") of Cenovus Energy Inc. ("Cenovus" or the "Company") consists of         Common Shares (the "Offered Shares") at a price of $        per Common Share (the "Offering Price").

Price: $        per Offered Share

         The Common Shares are listed on the Toronto Stock Exchange (the "TSX") and the New York Stock Exchange (the "NYSE") under the trading symbol "CVE". On February 13, 2015, the last completed trading day prior to the date of this short form prospectus, the closing price of the Common Shares on the TSX and the NYSE was $24.18 and US$19.42 per Common Share, respectively. Cenovus has applied to list the Offered Shares distributed under this short form prospectus on the TSX and the NYSE. Listing will be subject to Cenovus fulfilling all of the listing requirements of the TSX and of the NYSE.

         Cenovus is permitted, under a multi-jurisdictional disclosure system adopted by the United States and Canada, to prepare this short form prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. Cenovus prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and they are subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

         Certain data relating to Cenovus's reserves and resources included in or incorporated by reference in this short form prospectus has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. See "Note Relating to Reserves and Resources Disclosure".

         Owning the Offered Shares may subject you to tax consequences both in the United States and in Canada. This short form prospectus may not describe these tax consequences fully. See "Certain Canadian Federal Income Tax Considerations" and "Certain U.S. Federal Income Tax Considerations for U.S. Residents".

         Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these securities or determined if this short form prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Investment in the Offered Shares involves certain risks that should be considered by a prospective purchaser. See "Risk Factors".

         The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely because Cenovus is organized under the laws of Canada. Most of Cenovus's directors and officers, and some or all of the experts named in this short form prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of Cenovus's assets, are located outside the United States. See "Enforceability of Civil Liabilities".

	Price to the Public	Underwriters' Fee(1)	Net Proceeds to Cenovus(2)
Per Offered Share	$	$	$
Total Offering(3)(4)	$	$	$

Notes:

(1)
Cenovus has agreed to pay the Underwriters (as defined herein) a fee equal to        % of the gross proceeds of the Offering, equal to $        per Offered Share.
(2)
Before deducting expenses of the Offering estimated at $        , which will be paid by Cenovus from the gross proceeds of the Offering.
(3)
Assuming that the Over-Allotment Option (as defined herein) is not exercised.
(4)
Cenovus has granted to the Underwriters an over-allotment option (the "Over-Allotment Option"), exercisable at any time and from time to time, in whole or in part, commencing on the Closing Date (as defined herein) and ending on the date that is 30 days following the Closing Date, to purchase up to an additional        Common Shares at the Offering Price and on the same terms and conditions as the Offering, for the purposes of covering the Underwriters' over-allotments, if any, and for market stabilization purposes. A purchaser who acquires Common Shares forming any part of the Underwriters' over-allocation position acquires those securities under this short form prospectus, regardless of whether the Underwriters' over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. If the Over-Allotment Option is exercised in full, the total price to the public, Underwriters' fee and net proceeds to Cenovus (before deducting expenses of the Offering) will be $        , $        and $        , respectively. This short form prospectus qualifies for distribution the grant of the Over-Allotment Option and the issuance of Common Shares pursuant to the exercise thereof. See "Plan of Distribution". Where applicable, references to the terms "Offering" and "Offered Shares" include the Common Shares issuable upon exercise of the Over-Allotment Option.

Underwriters' Position	Maximum Size	Exercise Period	Exercise Price
Over-Allotment Option	Common Shares	On or before the date that is 30 days following the Closing Date	$ per Common Share

Joint Book-Running Managers
RBC Capital Markets	TD Securities

         RBC Dominion Securities Inc. and TD Securities Inc. (collectively, the "Underwriters"), as principals, conditionally offer the Offered Shares, subject to prior sale, if, as and when issued by Cenovus and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement (defined below) referred to under "Plan of Distribution" and subject to the approval of certain legal matters by Bennett Jones LLP on behalf of Cenovus and by Norton Rose Fulbright Canada LLP on behalf of the Underwriters. Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as United States counsel to Cenovus and Shearman & Sterling LLP is acting as United States counsel to the Underwriters in connection with the Offering.

         The terms of the Offering, including the Offering Price, were determined by negotiation between Cenovus and the Underwriters. See "Plan of Distribution".

         The Underwriters propose to offer the Offered Shares initially at the Offering Price. After a reasonable effort has been made to sell all of the Offered Shares at the Offering Price, the Underwriters may subsequently reduce the selling price to investors from time to time in order to sell any of the Offered Shares remaining unsold. Any such reduction will not affect the net proceeds received by Cenovus pursuant to the Offering. The Underwriters will inform the Company if the Offering Price is reduced. See "Plan of Distribution".

         Subject to applicable laws, in connection with the distribution of the Offered Shares, the Underwriters may conduct transactions intended to stabilize or maintain the market price for the Common Shares at levels other than those which otherwise might prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

         In the opinion of Bennett Jones LLP, Canadian counsel to Cenovus, and Norton Rose Fulbright Canada LLP, Canadian counsel to the Underwriters, based on the legislation in effect on the date of this short form prospectus, and subject to the provisions of any particular plan, the Offered Shares are qualified investments for certain tax exempt plans as set forth herein under the heading "Eligibility for Investment". See "Eligibility for Investment".

         Subscriptions for the Offered Shares will be received by the Underwriters subject to rejection or allotment, in whole or in part, and the right is reserved to close the subscription books at any time without notice. The closing of the Offering is expected to take place on or about        , 2015, and, for greater certainty, the Offered Shares (other than any Common Shares issuable pursuant to the exercise of the Over-Allotment Option) are to be taken up by the Underwriters, if at all, on or before a date not later than 42 days after the date of the receipt for the final short form prospectus (the "Closing Date").

         It is expected that the Company will arrange for the instant deposit of the Offered Shares distributed under this short form prospectus under the book-based system of registration, to be registered to CDS Clearing and Depository Services Inc. ("CDS") and deposited with CDS on the Closing Date. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of Offered Shares will receive only a customer confirmation from the Underwriters or other registered dealer who is a CDS participant and from or through whom a beneficial interest in the Offered Shares is purchased. See "Plan of Distribution".

         Under applicable securities legislation in certain provinces and territories of Canada, Cenovus may be considered to be a connected issuer of each of RBC Dominion Securities Inc. and TD Securities Inc. as each is, directly or indirectly, a wholly-owned or majority-owned subsidiary of a Canadian chartered bank or financial institution which has extended credit facilities to Cenovus upon which Cenovus may draw from time to time. Cenovus reserves capacity under its syndicated revolving credit facility for amounts of commercial paper outstanding under its commercial paper program. At January 31, 2015, Cenovus had $272 million of commercial paper outstanding, $74 million of letters of credit issued against certain of its credit facilities and no amounts were drawn under any of its credit facilities. Cenovus anticipates using a portion of the net proceeds from the Offering to repay the commercial paper outstanding, as it matures. See "Use of Proceeds" and "Relationship Between The Company and Certain Underwriters".

         The head and registered office of Cenovus is located at 2600, 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6.

 TABLE OF CONTENTS

GENERAL	2
FORWARD-LOOKING INFORMATION	3
NOTE RELATING TO RESERVES AND RESOURCES DISCLOSURE	4
ENFORCEABILITY OF CIVIL LIABILITIES	5
EXCHANGE RATE INFORMATION	5
DOCUMENTS INCORPORATED BY REFERENCE	6
MARKETING MATERIALS	7
WHERE YOU CAN FIND MORE INFORMATION	7
CENOVUS ENERGY INC.	7
DESCRIPTION OF CAPITAL STRUCTURE	8
CONSOLIDATED CAPITALIZATION	8
TRADING PRICE AND VOLUME	9
PRIOR SALES	10
USE OF PROCEEDS	10
PLAN OF DISTRIBUTION	10
RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN UNDERWRITERS	15
ELIGIBILITY FOR INVESTMENT	15
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	15
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS	18
RISK FACTORS	22
AGENT FOR SERVICE OF PROCESS	22
AUDITOR	22
TRANSFER AGENT AND REGISTRAR	22
LEGAL MATTERS	23
EXPERTS	23
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	23

 GENERAL

        Investors should rely only on the information contained in this short form prospectus and the documents incorporated by reference herein. The Company has not authorized anyone, and the Underwriters are not authorized, to provide prospective investors with different information. The Company does not, and the Underwriters do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The Company is not, and the Underwriters are not, offering the Offered Shares in any jurisdiction in which the Offering is not permitted.

        Investors should not assume that the information contained in this short form prospectus is accurate as of any date other than the date of this short form prospectus. The business, financial condition, results of operations and prospects may have changed since these dates. Subject to the Company's obligations under applicable Canadian securities laws, the information contained in this short form prospectus is accurate only as of the date of this short form prospectus regardless of the time of delivery of this short form prospectus or of any sale of the Offered Shares.

        In this short form prospectus, unless otherwise specified or the context otherwise requires, reference to "we", "us", "our", "its", "Company" or "Cenovus" means Cenovus Energy Inc., the subsidiaries of, and partnership interests held by, Cenovus Energy Inc. and its subsidiaries.

        In this short form prospectus and documents incorporated by reference in this short form prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are stated in Canadian dollars. All references to "dollars" or "$" are to Canadian dollars and all references to "US$" are to United States dollars.

        Unless otherwise indicated, all financial information included in this short form prospectus and documents incorporated by reference in this short form prospectus has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which are also generally accepted accounting principles for publicly accountable enterprises in Canada.

 FORWARD-LOOKING INFORMATION

        This short form prospectus and the documents incorporated by reference in this short form prospectus contain certain forward-looking statements and forward-looking information (collectively referred to as "forward-looking statements") within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995, about our current expectations, estimates and projections about the future, based on certain assumptions made by us in light of the Company's experience and perception of historical trends. Although we believe that the expectations represented by such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

        This forward-looking information is identified by words such as "anticipate", "believe", "expect", "plan", "forecast", "future", "target", "project", "capacity", "could", "should", "focus", "proposed", "scheduled", "outlook", "potential", "may" or similar expressions and includes suggestions of future outcomes, including statements about the anticipated closing date for the Offering, the declaration and payment of dividends, the use of proceeds from the Offering and Cenovus's proposed capital expenditure program for 2015 and the allocations to certain activities within such program, Cenovus's strategy and related milestones and schedules, projected future value or net asset value, projections for 2015 and future years, forecast operating and financial results, planned capital expenditures, including timing and financing thereof, expected future production, including the timing, stability or growth thereof, expected reserves and contingent and prospective resources estimates, broadening market access, improving cost structures, dividend plans and strategy, including with respect to the dividend reinvestment plan, anticipated timelines for future regulatory, partner or internal approvals, future impact of regulatory measures, forecasted commodity prices, future use and development of technology and projected shareholder return. Readers are cautioned not to place undue reliance on forward-looking information as the Company's actual results may differ materially from those expressed or implied.

        Developing forward-looking information involves reliance on a number of assumptions and consideration of certain risks and uncertainties, some of which are specific to Cenovus and others that apply to the industry in general. The factors or assumptions on which the forward-looking information is based include: assumptions inherent in the Company's current guidance, available at cenovus.com; projected capital investment levels, the flexibility of capital spending plans and the associated source of funding; estimates of quantities of oil, bitumen, natural gas and natural gas liquids ("NGLs") from properties and other sources not currently classified as proved; Cenovus's ability to obtain necessary regulatory and partner approvals; the successful and timely implementation of capital projects or stages thereof; Cenovus's ability to generate sufficient cash flow from operations to meet its current and future obligations; and other risks and uncertainties described from time to time in the filings the Company makes with securities regulatory authorities.

        The risk factors and uncertainties that could cause actual results to differ materially, include: that the Offering will not be completed within the anticipated time or at all; volatility of and assumptions regarding oil and gas prices; the effectiveness of the Company's risk management program, including the impact of derivative financial instruments and the success of Cenovus's hedging strategies and the sufficiency of the Company's liquidity position; the accuracy of cost estimates; fluctuations in commodity prices, currency and interest rates; fluctuations in product supply and demand; market competition, including from alternative energy sources; risks inherent in Cenovus's marketing operations, including credit risks; maintaining desirable ratios of debt to adjusted earnings before interest, taxes, depreciation and amortization as well as debt to capitalization; the Company's ability to access various sources of debt and equity capital, generally, and on terms acceptable to the Company; changes in credit ratings applicable to Cenovus or any of Cenovus's securities; changes to Cenovus's dividend plans or strategy, including the dividend reinvestment plan; accuracy of Cenovus's reserves, resources and future production estimates; the Company's ability to replace and expand oil and gas reserves; Cenovus's ability to maintain its relationship with its partners and to successfully manage and operate its integrated heavy oil business; reliability of the Company's assets; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; refining and marketing margins; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying manufacturing or refining facilities; unexpected difficulties in producing, transporting or refining of crude oil into petroleum and chemical products; risks associated with technology and its application to Cenovus's business; the timing and the costs of well and pipeline construction; the Company's ability to secure adequate product transportation including sufficient crude-by-rail or alternate transportation to address any gaps caused by operational constraints in the pipeline system; changes in the regulatory framework in any of the locations in which Cenovus operates, including changes to the regulatory approval process and land-use designations, royalty, tax, environmental, greenhouse gas, carbon and other laws or regulations, or changes to the interpretation of such laws and regulations, as adopted or proposed, the impact thereof and the costs associated with compliance; the expected impact and timing of various accounting pronouncements, rule changes and standards on Cenovus's business, its financial results and its consolidated financial statements; changes in the general economic, market and business conditions; the political and economic conditions in the countries in which the Company operates; the occurrence of unexpected events such as war, terrorist threats and the instability resulting therefrom; and risks associated with existing and potential future lawsuits and regulatory actions against Cenovus.

        Statements relating to "reserves" and "contingent resources" are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the reserves and contingent resources described exist in the quantities predicted or estimated, and can be profitably produced in the future.

        We caution that the foregoing list of important factors is not exhaustive. Events or circumstances could cause our actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. You should carefully consider the matters discussed under "Risk Factors" in this short form prospectus. You should also refer to "Risk Factors" in our AIF (as defined herein), "Risk Management" in our 2014 MD&A (as defined herein), each as incorporated by reference herein, and to the risk factors described in other documents incorporated by reference herein.

        You should not place undue reliance on the information contained in this short form prospectus or incorporated by reference herein, as actual results achieved will vary from the information provided herein and the variations may be material. We make no representation that actual results achieved will be the same in whole or in part as those set out in the forward-looking information. Furthermore, the forward-looking statements contained or incorporated by reference herein are made as of the date of this short form prospectus or as of the date specified in the documents incorporated by reference into this short form prospectus, as the case may be. Except as required by applicable securities law, we undertake no obligation to update publicly or otherwise revise any forward-looking statements or the foregoing list of factors affecting those statements, whether as a result of new information, future events or otherwise or the foregoing lists of factors affecting this information.

        This cautionary statement qualifies all forward-looking information contained in this short form prospectus or incorporated by reference herein.

NOTE RELATING TO RESERVES AND RESOURCES DISCLOSURE

        The securities regulatory authorities in Canada have adopted National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities ("NI 51-101"), which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities. NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulatory authorities, to disclose not only proved, probable and possible reserves but also resources, and to disclose reserves and production on a gross basis before deducting royalties. Probable reserves, possible reserves and resources are of a higher risk and are less likely to be accurately estimated or recovered than proved reserves.

        Cenovus is permitted to disclose reserves in accordance with Canadian securities law requirements and the disclosure in the documents incorporated by reference in this short form prospectus include reserves designated as probable reserves. The SEC definitions of proved and probable reserves are different from the definitions contained in NI 51-101; therefore, proved and probable reserves disclosed in the documents incorporated by reference into this short form prospectus in compliance with NI 51-101 may not be comparable to United States standards. The SEC requires United States oil and gas reporting companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and production due to others but permits the optional disclosure of probable and possible reserves.

        In addition, Cenovus is permitted to disclose estimates of resources in accordance with Canadian securities laws and certain documents incorporated by reference in this short form prospectus contain such estimates. The SEC does not permit the disclosure of resources in reports filed with it by United States oil and gas reporting companies. Resources are not, and should not be confused with, reserves. Additional information regarding these estimates can be found in our AIF (as defined herein), which is incorporated by reference in this short form prospectus.

        Moreover, as permitted by NI 51-101, Cenovus has determined and disclosed the net present value of future net revenue from its reserves in our NI 51-101 compliant reserves disclosure using forecast prices and costs. The SEC requires that reserves and related future net revenue be estimated based on historical 12-month average prices, but permits the optional disclosure of revenue estimates based on different price and cost criteria, including standardized future prices.

        For additional information regarding the presentation of Cenovus's reserves and other oil and gas information, see the section entitled "Reserves Data and Other Oil and Gas Information" in our AIF, which is incorporated by reference in this short form prospectus.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation incorporated under and governed by the Canada Business Corporations Act. Most of our directors and officers, and some or all of the experts named in this short form prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the Unites States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Bennett Jones LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Bennett Jones LLP, however, that there is a substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

        We filed with the SEC, concurrently with our registration statement on Form F-10 of which this short form prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of securities under this short form prospectus.

EXCHANGE RATE INFORMATION

        The following table sets forth, for each of the periods indicated, the period end noon exchange rate, the average noon exchange rate and the high and low noon exchange rates of one United States dollar in exchange for Canadian dollars as reported by the Bank of Canada.

	Year ended December 31
	2014	2013	2012
	$	$	$
High	1.1643	1.0697	1.0418
Low	1.0614	0.9839	0.9710
Average	1.1045	1.0299	0.9996
Period End	1.1601	1.0636	0.9949

        The noon exchange rate on February 13, 2015, as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars was US$1.00 equals $1.2449.

 DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this short form prospectus from documents filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Investor Relations department of Cenovus at 2600, 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6, Telephone: (403) 766-2000, and are also available electronically at www.sedar.com.

        The following documents of Cenovus, which have been filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this short form prospectus:

  (a)
  the Management Proxy Circular of Cenovus dated March 7, 2014 relating to the annual meeting of shareholders of the Company held on April 30, 2014;

  (b)
  the Annual Information Form of Cenovus dated February 12, 2015 for the year ended December 31, 2014 (the "AIF");

  (c)
  the audited consolidated financial statements of Cenovus as at December 31, 2014 and December 31, 2013 and for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, together with the notes thereto and the report of the auditor thereon (the "2014 Annual Financial Statements"); and

  (d)
  the Management's Discussion and Analysis of Cenovus as at and for the year ended December 31, 2014 (the "2014 MD&A").

        Any documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, including any material change reports (excluding material change reports filed on a confidential basis), interim financial statements, annual financial statements and the auditor's report thereon, management's discussion and analysis of financial condition and results of operations, information circulars, annual information forms and business acquisition reports filed by us with the securities commission or similar regulatory authority in each of the provinces and territories of Canada subsequent to the date of this short form prospectus and prior to the termination of this distribution are deemed to be incorporated by reference in this short form prospectus. In addition, any similar documents filed by us with the SEC in our periodic reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case after the date of this short form prospectus, shall be deemed to be incorporated by reference into this short form prospectus and the registration statement of which this short form prospectus forms a part if and to the extent expressly provided in such reports. To the extent that any document or information incorporated by reference into this short form prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this short form prospectus forms a part.

        Any statement contained in this short form prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this short form prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this short form prospectus.

 MARKETING MATERIALS

        Any "template version" of any "marketing materials" (as such terms are defined under applicable Canadian securities laws) that is used by the Underwriters in connection with the Offering does not form a part of this short form prospectus to the extent that the contents of the template version of the marketing materials have been modified or superseded by a statement contained in this short form prospectus. Any template version of any marketing materials that has been, or will be, filed under the Company's profile on SEDAR at www.sedar.com before the termination of the distribution under the Offering (including any amendments to, or an amended version of, any template version of any marketing materials) is deemed to be incorporated by reference into the final short form prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        Cenovus will provide to each person to whom this short form prospectus is delivered, without charge, upon request to the Investor Relations department of Cenovus, at 2600, 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6, Telephone: (403) 766-2000, copies of the documents incorporated by reference in this short form prospectus. We do not incorporate by reference in this short form prospectus any of the information on, or accessible through, our website.

        Cenovus files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Cenovus's SEC file number is 001-34513. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, Cenovus is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Cenovus's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Cenovus's reports and other information filed or furnished with or to the SEC are available, from the SEC's Electronic Document Gathering and Retrieval System (EDGAR) at www.sec.gov, as well as from commercial document retrieval services. You may also read (and by paying a fee, copy) any document Cenovus files with or furnishes to the SEC at the SEC's public reference room in Washington, D.C. (100 F Street N.E., Washington, D.C. 20549). Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You may also inspect Cenovus's SEC filings at the NYSE, 20 Broad Street, New York, New York 10005. Cenovus's Canadian filings are available on SEDAR at www.sedar.com.

        Cenovus has filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act") a registration statement on Form F-10 relating to the securities being offered hereunder, of which this short form prospectus forms part. This short form prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this short form prospectus but contained in the registration statement will be available on the SEC's website at www.sec.gov.

CENOVUS ENERGY INC.

        Cenovus is a Canadian integrated oil company headquartered in Calgary, Alberta. We began independent operations on December 1, 2009 following the split of Encana Corporation into two independent publicly traded energy companies. Cenovus is in the business of developing, producing and marketing crude oil, NGLs and natural gas in Canada with refining operations in the United States.

        Our reportable segments are as follows:

  •
  Oil Sands, which includes the development and production of Cenovus's bitumen assets at Foster Creek, Christina Lake and Narrows Lake as well as projects in the early stages of development, such as Grand Rapids and Telephone Lake. The Athabasca natural gas assets also form part of this segment. Certain of the Company's operated oil sands properties, notably Foster Creek, Christina Lake and Narrows Lake, are jointly owned with ConocoPhillips, an unrelated U.S. public company.

  •
  Conventional, which includes the development and production of conventional crude oil, NGLs and natural gas in Alberta and Saskatchewan, including the heavy oil assets at Pelican Lake. This segment also includes the carbon dioxide enhanced oil recovery project at Weyburn and emerging tight oil opportunities.

  •
  Refining and Marketing, which is responsible for transporting, selling and refining crude oil into petroleum and chemical products. Cenovus jointly owns two refineries in the U.S. with the operator Phillips 66, an unrelated U.S. public company. This segment coordinates Cenovus's marketing and transportation initiatives to optimize product mix, delivery points, transportation commitments and customer diversification.

  •
  Corporate and Eliminations, which primarily includes unrealized gains and losses recorded on derivative financial instruments, gains and losses on divestiture of assets, as well as other Cenovus-wide costs for general and administrative, financing activities and research costs. As financial instruments are settled, the realized gains and losses are recorded in the operating segment to which the derivative instrument relates. Eliminations relate to sales and operating revenues and purchased product between segments, recorded at transfer prices based on current market prices, and to unrealized intersegment profits in inventory.

DESCRIPTION OF CAPITAL STRUCTURE

        The following is a summary of the rights, privileges, restrictions and conditions which are attached to the Common Shares. Cenovus is authorized to issue an unlimited number of Common Shares and an unlimited number of first preferred shares and second preferred shares (collectively, the "Preferred Shares"). As at December 31, 2014, there were approximately 757 million Common Shares and no Preferred Shares outstanding.

Common Shares

        The holders of Common Shares are entitled: (i) to receive dividends if, as and when declared by the board of directors of Cenovus (the "Board"); (ii) to receive notice of, to attend, and to vote on the basis of one vote per Common Share held, at all meetings of shareholders; and (iii) to participate in any distribution of Cenovus's assets in the event of liquidation, dissolution or winding up or other distribution of Cenovus's assets among its shareholders for the purpose of winding up its affairs.

        The declaration of dividends is at the sole discretion of the Board and is considered each quarter. All dividends will be reviewed by the Board and may be increased, reduced or suspended from time to time. Cenovus's ability to pay dividends and the actual amount of such dividends is dependent upon, among other things, the Company's financial performance, its debt covenants and obligations, its ability to meet its financial obligations as they come due, its working capital requirements, its future tax obligations, its future capital requirements, commodity prices and the risk factors set forth in the documents incorporated by reference in this short form prospectus.

        On February 11, 2015, the Board declared a first quarter dividend of $0.2662 per Common Share, payable on March 31, 2015 to holders of Common Shares of record as of March 13, 2015.

        Cenovus has a dividend reinvestment plan, which permits holders of Common Shares to automatically reinvest all or any portion of the cash dividends paid on their Common Shares in additional Common Shares. On February 12, 2015, Cenovus announced that the additional Common Shares issuable pursuant to the dividend reinvestment plan will be issued from treasury at a three percent discount to the average market price (as defined in the dividend reinvestment plan).

Shareholder Rights Plan

        Cenovus has a Shareholder Rights Plan that was adopted in 2009 to ensure, to the extent possible, that all its shareholders are treated fairly in connection with any take-over bid for Cenovus. The Shareholder Rights Plan creates a right that attaches to each issued Common Share. Until the separation time, which typically occurs at the time of an unsolicited take-over bid, whereby a person acquires or attempts to acquire 20 percent or more of the Common Shares, the rights are not separable from the Common Shares, are not exercisable and no separate rights certificates are issued. Each right entitles the holder, other than the 20 percent acquirer, from and after the separation time (unless delayed by the Board) and before certain expiration times, to acquire Common Shares at 50 percent of the market price at the time of exercise. The Shareholder Rights Plan was amended and reconfirmed at the 2012 annual meeting of shareholders and must be reconfirmed by the Company's shareholders at every third annual shareholder meeting.

CONSOLIDATED CAPITALIZATION

        There have been no material changes in the share and loan capital of Cenovus from that set forth in the 2014 Annual Financial Statements. After giving effect to the Offering and the use of proceeds therefrom, the equity of Cenovus will increase by the amount of the net proceeds of the Offering, commercial paper outstanding will be reduced by $272 million, as it matures, and the share capital of Cenovus will increase by        Common Shares (         Common Shares if the Over-Allotment Option is exercised in full). See "Use of Proceeds".

 TRADING PRICE AND VOLUME

        The Common Shares are listed and posted for trading on the TSX and the NYSE under the trading symbol "CVE". The following tables set out information concerning the monthly price ranges and trading volumes of the Common Shares as reported by the TSX and the NYSE, as applicable, for the periods indicated.

TSX

	High	Low	Volume
	($ per Common Share)		(thousands)
2014
February	29.70	28.25	40,457
March	32.02	28.85	29,916
April	33.11	31.28	29,709
May	32.66	30.80	30,225
June	34.70	31.93	32,047
July	34.79	32.61	25,914
August	34.68	32.59	22,364
September	34.70	29.77	38,787
October	30.13	25.79	69,010
November	29.11	25.10	37,865
December	26.61	18.72	71,704
2015
January	24.95	21.87	51,019
February 1 — 13(1)	26.42	23.92	22,239

Note:

(1)
On February 13, 2015, the last completed trading day prior to the filing of this short form prospectus, the closing price of the Common Shares on the TSX was $24.18 per Common Share.

NYSE

	High	Low	Volume
	(US$ per Common Share)		(thousands)
2014
February	27.01	25.52	25,695
March	28.96	25.90	18,037
April	30.21	28.51	22,339
May	29.88	28.35	17,140
June	32.44	29.31	21,229
July	32.64	30.18	19,192
August	31.89	29.81	18,265
September	31.80	26.57	23,205
October	26.89	22.75	50,631
November	25.74	22.01	31,424
December	23.42	16.11	72,417
2015
January	20.89	17.37	49,901
February 1 — 13(1)	21.12	19.20	28,684

Note:

(1)
On February 13, 2015, the last completed trading day prior to the filing of this short form prospectus, the closing price of the Common Shares on the NYSE was US$19.42 per Common Share.

 PRIOR SALES

        The following table summarizes the Common Shares or securities convertible into Common Shares that Cenovus issued during the 12-month period prior to the date of this short form prospectus:

Date of Issue	Securities	Price per Security(2)	Number of Securities
Between February 17, 2014 and February 16, 2015	Common Shares(1)	$26.53	527,569
Between February 17, 2014 and February 16, 2015	Options(3)	$28.56	16,192,719

Notes:

(1)
Common Shares issued on the exercise of options.

(2)
Represents the weighted average exercise price per option.

(3)
Options granted pursuant to the employee stock option plan of Cenovus. Option holders are entitled to receive the number of Common Shares that could be acquired with the excess value of the market price at the time of exercise over the exercise price of the option.

USE OF PROCEEDS

        The net proceeds from the Offering are estimated to be $        after deducting the fees payable to the Underwriters of $        and the estimated expenses of the Offering of $        . If the Over-Allotment Option is exercised in full, the net proceeds from the Offering are estimated to be $         after deducting the fees payable to the Underwriters of $        and the estimated expenses of the Offering of $        . See "Plan of Distribution".

        The Company intends to use the net proceeds from the Offering to partially fund the Company's previously announced 2015 capital expenditure program, repay commercial paper outstanding as it matures and for general corporate purposes.

        The Company's $1,800 to $2,000 million 2015 capital expenditure program includes investment of between $550 million and $600 million at Foster Creek to fund the continued construction of the phase G expansion and to maintain existing operations and between $650 million and $700 million at Christina Lake to fund the continued construction of the phase F expansion, an optimization program, and to maintain existing operations. See "Narrative Description of Cenovus's Business — Oil Sands — Foster Creek" and "— Christina Lake" in the AIF and "Reportable Segments — Oil Sands — Future Capital Investment — Existing Projects" in the 2014 MD&A.

        As at January 31, 2015, Cenovus has $272 million of commercial paper outstanding. The principal purpose for which the proceeds of the outstanding commercial paper was used was to fund the Company's capital expenditure program and for general corporate purposes.

        Due to the nature of the oil and natural gas industry, budgets are reviewed regularly in light of, among other matters, market conditions, the success of expenditures and other opportunities which may become available to the Company. Potential investors are cautioned that, notwithstanding the Company's current intentions regarding the use of the net proceeds of the Offering, there may be circumstances where a reallocation of funds may occur. While the Company anticipates that it will spend the funds available as set forth above, there may be circumstances where, for business reasons, a reallocation of the net proceeds may be necessary, depending on future operations or the Company's properties or unforeseen events. See "Risk Factors".

        The use of the net proceeds as set forth above is consistent with Cenovus's stated business objectives as set forth under the heading "Narrative Description of Cenovus's Business" in the AIF. There is no particular significant event or milestone that must occur for Cenovus's business objectives to be accomplished. See "Plan of Distribution".

PLAN OF DISTRIBUTION

        Pursuant to an agreement dated effective February        , 2015 (the "Underwriting Agreement") among Cenovus and the Underwriters, Cenovus has agreed to issue and sell and the Underwriters have agreed to purchase, as principals, on        , 2015, or such other date as may be agreed upon by Cenovus and the Underwriters, subject to the terms and conditions contained therein,        Offered Shares at a price of $        per Offered Share for aggregate gross proceeds of $        payable in cash (less the fee payable to the Underwriters and the expenses of the Offering) against delivery of the Offered Shares. The Underwriting Agreement provides that, in consideration of the services of the Underwriters in connection with the Offering, Cenovus will pay the Underwriters a fee of $        per Offered Share. All fees payable to the Underwriters will be paid on account of services rendered in connection with the Offering and will be paid from the proceeds of the Offering.

        The obligations of the Underwriters under the Underwriting Agreement are several (and not joint or joint and several), and may be terminated upon the occurrence of certain stated events. Such events include, but are not limited to, (a) a material adverse change, financial or otherwise, in the business, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, which is expected to have a material adverse affect on the market price or market value of the Common Shares, and (b) any event, action, state, condition or financial occurrence, or any catastrophe of national or international consequence, or any law or regulation, or other occurrence of any nature whatsoever which materially adversely affects, or involves, or will materially adversely affect, the financial markets in Canada or the United States or the business, operations or affairs of the Company and have a material adverse effect on the market price or market value of the Common Shares. If an Underwriter fails to purchase the Offered Shares which it has agreed to purchase, the remaining Underwriter(s) may, but are not obligated to, purchase such Offered Shares, provided that if the number of Offered Shares that a defaulting Underwriter(s) agreed but failed to purchase is less than or equal to        % of the aggregate number of Offered Shares agreed to be purchased by the Underwriters, then the other Underwriters are severally obligated to purchase the Offered Shares which the defaulting Underwriter or Underwriters failed to purchase, on a pro rata basis or as they may otherwise agree between themselves. If the aggregate amount of Offered Shares not purchased is greater than        % of the aggregate number of Offered Shares agreed to be purchased by the Underwriters, then each of the Underwriters shall be relieved of its obligations to purchase its respective percentage of the Offered Shares, subject to the terms and conditions of the Underwriting Agreement. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares if any of the Offered Shares are purchased under the Underwriting Agreement. The Underwriting Agreement also provides that the Company will indemnify the Underwriters and their respective directors, officers, employees and agents accepted by Cenovus against certain liabilities, claims, actions, complaints, losses, costs, fines, penalties, taxes, interest, damages and expenses.

        The Company has granted to the Underwriters the Over-Allotment Option to purchase up to an additional         Common Shares on the same terms and conditions as the Offering, exercisable in whole or in part at any time until 30 days following closing of the Offering to cover over-allotments, if any, and for market stabilization purposes. If the Over-Allotment Option is exercised in full, the price to the public, Underwriters' fee and net proceeds to the Company (before deducting expenses of the Offering) will be $        , $        , and $        , respectively. This short form prospectus also qualifies the distribution of the Common Shares issuable pursuant to the exercise of the Over-Allotment Option. A purchaser who acquires Common Shares forming part of the Underwriters' over-allocation position acquires those Common Shares under this short form prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

        The offering price for the Offered Shares was determined by negotiation between RBC Dominion Securities Inc., TD Securities Inc. and Cenovus.

        The Underwriters propose to offer the Offered Shares initially at the Offering Price. After a reasonable effort has been made to sell all of the Offered Shares at the Offering Price, the Underwriters may subsequently reduce the selling price to investors from time to time in order to sell any of the Offered Shares remaining unsold. Any such reduction will not affect the net proceeds received by Cenovus pursuant to the Offering. In the event the offering price of the Offered Shares is reduced, the compensation received by the Underwriters will be decreased by the amount by which the aggregate price paid by the purchasers for the Offered Shares is less than the gross proceeds paid by the Underwriters to Cenovus for the Offered Shares. The Underwriters will inform the Company if the Offering Price is reduced.

        Pursuant to policy statements of certain securities regulators, the Underwriters may not, throughout the period of distribution under this short form prospectus, bid for or purchase Common Shares. The foregoing restriction is subject to exceptions, on the condition that the bid or purchase is not engaged in for the purposes of creating actual or apparent active trading in, or raising the price of, the Common Shares. These exceptions include a bid or purchase permitted under the Universal Market Integrity Rules for the Canadian Market of the Investment Industry Regulatory Organization of Canada relating to market stabilization and passive market-making activities, a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution and transactions in compliance with U.S. federal securities laws. Under the first-mentioned exception, in connection with the Offering, the Underwriters may over-allot or effect transactions which stabilize or maintain the market price for the Common Shares at levels other than those which might otherwise prevail in the open market. Those transactions, if commenced, may be discontinued at any time.

        Subscriptions for Offered Shares will be received by the Underwriters subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is expected that closing of the Offering will take place on        , 2015 or such other date as may be agreed upon by the Underwriters and Cenovus.

        It is expected that the Company will arrange for the instant deposit of the Offered Shares distributed under this short form prospectus under the book-based system of registration, to be registered to CDS and deposited with CDS on the Closing Date. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of Offered Shares will receive only a customer confirmation from the Underwriters or other registered dealer who is a CDS participant and from or through whom a beneficial interest in the Offered Shares is purchased.

        Neither Cenovus nor the Underwriters will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the Offered Shares held by CDS or the payments relating thereto; (b) maintaining, supervising or reviewing any records relating to the Common Shares; or (c) any advice or representation made by or with respect to CDS and those contained in this short form prospectus and relating to the rules governing CDS or any action to be taken by CDS or at the direction of its CDS participants. The rules governing CDS provide that it acts as the agent and depository for the CDS participants. As a result, CDS participants must look solely to CDS and persons, other than CDS participants, having an interest in the Offered Shares must look solely to CDS participants for payments made by or on behalf of Cenovus to CDS in respect of the Common Shares.

        It is expected that delivery of the Offered Shares will be made against payment therefor on or about the Closing Date specified on the cover page of this short form prospectus, which will not be three business days following the date of the final short form prospectus (this settlement cycle being referred to as "T+3"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Offered Shares prior to the Closing Date will be required, by virtue of the fact that the Offered Shares will not settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Offered Shares who wish to trade their Offered Shares prior to the Closing Date should consult their own advisors.

        Cenovus has agreed with the Underwriters that, subject to certain exceptions, it will not, among other things, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of any Common Shares, or financial instruments or securities convertible or exchangeable into Common Shares, or publicly announce its intention to do so or file a prospectus or registration statement in respect thereof, for a period of 90 days after the Closing Date without the prior written consent of the Underwriters, which consent may not be unreasonably withheld or delayed.

        In connection with the sale of the Offered Shares, the Underwriters may receive compensation from us or from purchasers of the Offered Shares for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Offered Shares may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Offered Shares by them may be deemed to be underwriting commissions under the 1933 Act.

        Cenovus has applied to list the Offered Shares distributed under this short form prospectus on the TSX and on the NYSE. Listing will be subject to Cenovus fulfilling all of the listing requirements of the TSX and of the NYSE.

Notice to Prospective Investors in the European Economic Area

        This short form prospectus has been prepared on the basis that any offer of Offered Shares in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Offered Shares. Accordingly any person making or intending to make an offer in a Member State of Offered Shares which are the subject of the offering contemplated in this short form prospectus may only do so (i) in circumstances in which no obligation arises for us or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the Underwriters have authorised, nor do we or they authorise, the making of any offer of Offered Shares in circumstances in which an obligation arises for us or the Underwriters to publish a prospectus for such offer. Neither we nor the Underwriters have authorised, nor do we or they authorise, the making of any offer of Offered Shares through any financial intermediary, other than offers made by the Underwriters, which constitute the final placement of the Offered Shares contemplated in this short form prospectus.

        In relation to each Member State of the European Economic Area, each Underwriter has represented and agreed, and each further Underwriter appointed under the Offering will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of any Offered Shares which are the subject of the offering contemplated by this short form prospectus to the public in that Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Offered Shares to the public in that Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of RBC Dominion Securities Inc. or TD Securities Inc. for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Shares shall result in a requirement for the publication by us or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Common Shares to the public" in relation to any Offered Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Shares to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State.

        Each subscriber for the Offered Shares located within a Member State will be deemed to have represented, acknowledged and agreed that it is a qualified investor within the meaning of Article 2(1)(e) of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        Each Underwriter has represented and agreed, and each further Underwriter appointed under the Offering will be required to represent and agree, that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (United Kingdom), as amended (the "FSMA")) received by it in connection with the issue or sale of the Offered Shares in circumstances in which Section 21(1) of the FSMA does not apply to Cenovus; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

        Neither this short form prospectus nor any other offering material relating to the Offered Shares has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Offered Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this short form prospectus nor any other offering material relating to the Offered Shares has been or will be:

  (a)
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  (b)
  used in connection with any offer for subscription or sale of the Offered Shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  (a)
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  (b)
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  (c)
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The Offered Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Australia

        No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia ("Corporations Act")) in relation to the Offered Shares has been or will be lodged with the Australian Securities & Investments Commission ("ASIC"). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

  (a)
  you confirm and warrant that you are either:

  (i)
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  (ii)
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

  (iii)
  a person associated with the Company under section 708(12) of the Corporations Act; or

  (iv)
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

  (b)
  you warrant and agree that you will not offer any of the Offered Shares for resale in Australia within 12 months of those Offered Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

        The Offered Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Offered Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Offered Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This short form prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this short form prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Offered Shares may not be circulated or distributed, nor may the Offered Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the Offered Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Offered Shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  (b)
  where no consideration is or will be given for the transfer; or

  (c)
  where the transfer is by operation of law.

RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN UNDERWRITERS

        Under applicable securities legislation in certain provinces and territories of Canada, Cenovus may be considered to be a connected issuer of each of the Underwriters as each is, directly or indirectly, a wholly-owned or majority-owned subsidiary of a Canadian chartered bank or financial institution which has extended credit facilities to Cenovus upon which Cenovus may draw from time to time. Cenovus reserves capacity under its syndicated revolving credit facility for amounts of commercial paper outstanding under its commercial paper program. At January 31, 2015, Cenovus had $272 million of commercial paper outstanding, $74 million of letters of credit issued against its credit facilities and no amounts were drawn under any of its credit facilities. These credit facilities are unsecured and Cenovus is currently in compliance with all of its financial covenants under the credit facilities. The financial position of Cenovus has not changed substantially since the most recent amendments to the credit facilities. None of the lenders were involved in the decision to offer the Offered Shares and none will be involved in the determination of the terms of the distribution of the Offered Shares. As a consequence of the sale of the Offered Shares under this short form prospectus, each of the participating Underwriters will receive a commission on the principal amount of any Offered Shares sold through such Underwriters and the lenders may receive a portion of the proceeds from us as a repayment of any indebtedness outstanding to them.

ELIGIBILITY FOR INVESTMENT

        In the opinion of Bennett Jones LLP, Canadian counsel to Cenovus, and Norton Rose Fulbright Canada LLP, Canadian counsel to the Underwriters, the Offered Shares would, if issued on the date hereof, be qualified investments as of the date hereof under the Income Tax Act (Canada) and the regulations thereunder (collectively, the "Tax Act"), as in effect on the date hereof, for a trust governed by a registered retirement savings plan (an "RRSP"), a registered retirement income fund (an "RRIF"), a registered education savings plan, a deferred profit sharing plan, a tax-free savings account (a "TFSA") or a registered disability savings plan (collectively, "Deferred Plans").

        Notwithstanding that the Offered Shares may be qualified investments for a trust governed by an RRSP, RRIF or TFSA, the annuitant or holder of an RRSP, RRIF or TFSA that holds the Offered Shares will be subject to a penalty tax under the Tax Act if the Offered Shares constitute a "prohibited investment" (as defined in the Tax Act) for the trust. The Offered Shares will generally not be a "prohibited investment" for a trust governed by a RRSP, RRIF or TFSA provided the annuitant or holder of such RRSP, RRIF or TFSA, as the case may be, deals at arm's length with Cenovus for purposes of the Tax Act and does not have a "significant interest" (as defined in the Tax Act) in Cenovus.

        Prospective investors who intend to hold the Offered Shares in Deferred Plans should consult their own tax advisors as to whether the Offered Shares will be a prohibited investment in their particular circumstances.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires as beneficial owner Offered Shares pursuant to this Offering and who, at all relevant times, for purposes of the Tax Act: (1) deals at arm's length with Cenovus and the Underwriters; (2) is not affiliated with Cenovus; (3) holds the Offered Shares as capital property; and (4) has not entered into, and will not enter into, with respect to their Offered Shares, a "derivative forward agreement" as that term is defined in the Tax Act (a "Holder"). Generally, the Offered Shares will be considered to be capital property to a Holder provided the Holder does not hold the Offered Shares in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. This summary assumes that the Offered Shares will be listed on a "designated stock exchange" within the meaning of the Tax Act (which currently includes the TSX) at all relevant times.

        This summary is based on the current provisions of the Tax Act, and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing by it and publicly available prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

        This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular purchaser of Offered Shares. This summary is not exhaustive of all Canadian federal income tax considerations. No representations are made with respect to the income tax consequences applicable to any particular Holder. Consequently, prospective purchasers should consult their own tax advisors with respect to their particular circumstances for advice with respect to the tax consequences to them of acquiring, holding and disposing of the Offered Shares, including the application and effect of the income and other tax laws of any country, province, territory, state or local tax authority.

Holders Resident in Canada

        This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, is, or is deemed to be resident in Canada (a "Resident Holder"). This portion of the summary is not applicable to a Resident Holder: (i) that is a "specified financial institution", (ii) an interest which would be a "tax shelter investment", (iii) that is, for purposes of certain rules (referred to as the mark-to-market rules) applicable to securities held by financial institutions, a "financial institution", (iv) that reports its "Canadian tax results" in a currency other than Canadian currency, (v) that is a partnership, or (vi) that is exempt from tax under Part I of the Tax Act, each within the meaning of the Tax Act. Such purchasers should consult their own tax advisors.

Dividends

        A Resident Holder will be required to include in computing its income for a taxation year any dividends received or deemed to be received on the Offered Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by Cenovus as an eligible dividend in accordance with the provisions of the Tax Act. Cenovus has, by notice on its website, indicated that all dividends paid on its common shares will be designated as eligible dividends until a notification of change is posted on the website. Dividends received by a Resident Holder who is an individual (other than certain trusts) may give rise to a liability for alternative minimum tax under the Tax Act.

        A dividend received or deemed to be received on an Offered Share by a Resident Holder that is a corporation will be included in computing the Resident Holder's income and will generally be deductible in computing the Resident Holder's taxable income. A Resident Holder that is "private corporation", as defined in the Tax Act, or any other corporation controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), will generally be liable to pay a refundable tax of 33 1/3% under Part IV of the Tax Act on dividends received or deemed to be received on the Offered Shares to the extent such dividends are deductible in computing the Resident Holder's taxable income for the taxation year.

Dispositions

        Generally, on a disposition or deemed disposition of an Offered Share (other than to Cenovus that is not a sale in the open market in the manner in which shares would normally be purchased by a member of the public in the open market), a Resident Holder will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the Offered Share immediately before the disposition or deemed disposition.

        The adjusted cost base to the Resident Holder of an Offered Share acquired pursuant to this Offering will be determined by averaging the cost of such Offered Share with the adjusted cost base of all other Common Shares (including the Offered Shares) owned by the Resident Holder as capital property at that time.

        Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a "taxable capital gain") realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a taxation year from taxable capital gains realized by the Resident Holder in the year and allowable capital losses in excess of taxable capital gains for the year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years.

        The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of an Offered Share may be reduced by the amount of any dividends received (or deemed to be received) by such Resident Holder on such Offered Share (or any share which was converted into such share) to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where an Offered Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Holders should consult their own advisors.

        Capital gains realized by an individual may give rise to a liability for alternative minimum tax under the Tax Act. Taxable capital gains of a "Canadian-controlled private corporation", as defined in the Tax Act, may be subject to an additional refundable tax at a rate of 6 2/3%.

Holders Not Resident in Canada

        This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act: (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold the Offered Shares in connection with carrying on a business in Canada (a "Non-Resident Holder"). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere and such holders should consult their own tax advisors.

Dividends

        Dividends paid or credited or deemed under the Tax Act to be paid or credited by Cenovus to a Non-Resident Holder on the Offered Shares will generally be subject to Canadian non-resident withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, where the Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Income Tax Convention (1980) and is the beneficial owner of the dividends, the applicable rate of Canadian withholding tax is generally reduced to 15%. Non-Resident Holders who may be eligible for a reduced rate of withholding tax on dividends pursuant to any applicable income tax treaty or convention should consult with their own tax advisors with respect to taking all appropriate steps in this regard.

Dispositions

        A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of an Offered Share unless the Offered Share is or is deemed to be "taxable Canadian property" of the Non-Resident Holder for the purposes of the Tax Act and the Non-Resident Holder is not entitled to an exemption under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

        Generally, provided that the Offered Shares are listed on a "designated stock exchange" for purposes of the Tax Act (which currently includes the TSX and the NYSE), the Offered Shares will not be taxable Canadian property to a Non-Resident Holder unless, at any time during the 60-month period that ends at the time of the disposition or deemed disposition of the Offered Shares: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length (within the meaning of the Tax Act), partnerships in which the Non-Resident Holder or a person with whom the Non-Resident Holder did not deal at arm's length held a membership interest directly or indirectly through one or more partnerships, or any combination thereof, owned 25% or more of the issued shares of any class or series of the capital stock of Cenovus; and (ii) more than 50% of the fair market value of the Offered Shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) "Canadian resource properties" (as defined in the Tax Act), (c) "timber resource properties" (as defined in the Tax Act), or (d) options in respect of, or interests in, or, for civil law, rights in, any of the foregoing property, whether or not the property exists. Based on the current properties of Cenovus, it is anticipated that the second criteria will be satisfied in respect of the Offered Shares. Notwithstanding the foregoing, an Offered Share may be deemed to be taxable Canadian property to a Non-Resident Holder in circumstances specified in the Tax Act. Non-Resident Holders whose Offered Shares may constitute taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS

        The following discussion describes certain material U.S. federal income tax considerations to U.S. Holders (defined below) under present United States federal income tax laws of an investment in the Common Shares. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated under the Code, court decisions, and published positions of the Internal Revenue Service ("IRS"), all as in effect on the date of this short form prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect, that could affect the tax considerations described below. This discussion applies only to investors that hold our Common Shares as "capital assets" within the meaning of Code Section 1221 (i.e., generally, for investment purposes) and that have the U.S. dollar as their functional currency. This discussion does not address any aspect of taxation other than income taxation or state, local or non-U.S. taxation.

        The following discussion does not deal with the tax considerations to any particular investor or to persons in special tax situations such as:

  •
  banks;

  •
  certain financial institutions;

  •
  insurance companies;

  •
  broker dealers;

  •
  U.S. expatriates and former long-term residents of the United States;

  •
  traders in securities that elect the mark-to-market method of accounting for their securities;

  •
  tax-exempt entities;

  •
  partnerships or other pass-through entities and any owners thereof;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  U.S. Holders whose functional currency is not the U.S. dollar;

  •
  persons liable for alternative minimum tax;

  •
  persons holding a Common Share as part of a straddle, hedging, conversion or integrated transaction; or

  •
  persons that actually or constructively own 10% or more of our voting stock.

        PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON SHARES.

        The discussion below of the U.S. federal income tax considerations to "U.S. Holders" of Common Shares will apply to you if you are a beneficial owner of our Common Shares and you are, for U.S. federal income tax purposes:

  •
  an individual U.S. citizen or resident alien;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is organized in or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons; or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If you are a partner in a partnership or other entity treated as a partnership that holds our Common Shares, your tax treatment will depend on your status and the activities of the partnership. U.S. Holders of our Common Shares that are partnerships and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax considerations of holding our Common Shares.

Taxation of Dividends and Other Distributions on the Common Shares

        Subject to the passive foreign investment company ("PFIC") rules discussed below, the gross amount of a distribution paid to you with respect to the Common Shares (including amounts withheld to pay Canadian withholding taxes) will be included in your gross income as dividend income to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The dividends will not be eligible for the dividends-received deduction allowed to corporations. With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends may constitute "qualified dividend income" and, thus, may be taxed at the lower applicable capital gains rate, provided that (1) we are eligible for the benefits of the United States-Canada income tax treaty or the Common Shares, with respect to which dividends are paid, are considered readily tradable on an established securities market in the United States; (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year; and (3) certain holding period requirements are met. We expect to be eligible for the benefits of the United States-Canada income tax treaty. Further, U.S. Treasury guidance indicates that our Common Shares currently are considered readily tradable on an established securities market for this purpose; however, there can be no assurance that our Common Shares will be considered readily tradable on an established securities market in future years. However, if we are a PFIC, dividends paid to non-corporate U.S. Holders generally will not be eligible for the preferential tax rates applicable to qualified dividend income.

        To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in your Common Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not currently intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, you should expect that a distribution will be treated as a dividend.

Taxation of Disposition of Common Shares

        Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Common Share equal to the difference between the amount realized for the Common Share and your adjusted tax basis in the Common Share. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, that has held the Common Share for more than one year, you are currently eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will be treated as U.S. source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

        Based on our current operations, we believe we were not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our taxable year ended December 31, 2014, and we do not expect to be a PFIC for U.S. federal income tax purposes for our current taxable year ending December 31, 2015 or for subsequent taxable years. Our expectation for our current and subsequent taxable years is based on, among other things, our estimates of the current and anticipated value of our assets as determined, in part, on the expected price of our Common Shares following the Offering. Our actual PFIC status for any taxable year will not be determinable until the close of the taxable year, and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year or any future taxable year. A non-U.S. corporation is considered to be a PFIC for any taxable year if either:

  •
  at least 75% of its gross income is passive income (e.g., dividends, interest and gains from the sale or exchange of investment property and certain rents and royalties); or

  •
  at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

        For the purposes of the PFIC tests described above, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

        The determination as to whether we are a PFIC is made each year and this determination is highly fact intensive. As a result, our PFIC status may change. In particular, our PFIC status will be determined, in part, on the market price of our Common Shares, which is likely to fluctuate after the Offering. If we are a PFIC for any taxable year during which you hold our Common Shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our Common Shares. In addition, for the purposes of the PFIC rules, you will be deemed to own your proportionate shares of any of our subsidiaries that are treated as PFICs.

        If we are a PFIC for any taxable year during which you hold Common Shares, you will be subject to adverse tax rules with respect to any "excess distribution" that you receive and any gain you realize from a sale, exchange or other disposition (including certain pledges) of the Common Shares, unless you make a "mark-to-market" election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Common Shares will be treated as an excess distribution. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period in the Common Shares;

  •
  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

  •
  the amount allocated to each of the other taxable years will be subject to the highest tax rate on ordinary income in effect for you for that year, and an interest charge applicable to underpayments of tax would be imposed on the resulting tax liability as if that tax liability had been due for each such year.

        The tax liability for amounts allocated to years prior to the year of disposition or "excess distribution" cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Common Shares cannot be treated as capital gains, even if you hold the Common Shares as capital assets.

        Alternatively, a U.S. Holder of "marketable stock" (as defined below) in a PFIC may make a mark-to-market election for such stock in a PFIC to elect out of the tax treatment discussed in the two preceding paragraphs. If you make a mark-to-market election for your Common Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of your Common Shares as of the close of your taxable year over your adjusted basis in such Common Shares. You would be allowed a deduction for the excess, if any, of the adjusted basis of the Common Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Common Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Common Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Common Shares, as well as to any loss realized on the actual sale or disposition of the Common Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Common Shares. Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. The mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years, unless the Common Shares cease to be marketable stock or the IRS consents to the revocation of the election.

        The mark-to-market election is available only for "marketable stock", which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (i.e., regularly traded) on a qualified exchange, including the NYSE, or other market, as defined in applicable U.S. Treasury regulations. We expect that the Common Shares will be listed on the NYSE and, consequently, the mark-to-market election would be available to you if we were to be or become a PFIC and if our Common Shares were regularly traded. However, were we to be or become a PFIC, a mark-to-market election may not be available with respect to any subsidiary PFICs that you would be deemed to own. Accordingly, the "excess distribution" rules, discussed above, may apply with respect to any subsidiary PFICs that you would be deemed to own.

        Alternatively, a U.S. Holder of stock in a PFIC may make a "qualified electing fund" election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder that makes a valid qualified electing fund election with respect to a PFIC will include in gross income for a taxable year such U.S. Holder's pro rata share of the PFIC's earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

        If you hold Common Shares in any year in which we are a PFIC, you may be required to file IRS Form 8621, or any other form specified by the U.S. Treasury Department, for each such year subject to certain exceptions based on the value of PFIC stock held.

        You are urged to consult your tax advisor regarding the application of the PFIC rules to an investment in our Common Shares.

Foreign Tax Credit

        A U.S. Holder that pays (whether directly or through withholding) Canadian income tax may elect to deduct or credit such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a tax year.

        Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder's U.S. federal income tax liability that such U.S. Holder's "foreign source" taxable income bears to such U.S. Holder's worldwide taxable income. In applying this limitation, a U.S. Holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose. In addition, this limitation is calculated separately with respect to specific categories of income with the result that credits generated within a specific category of income may only offset income taxes with respect to foreign source income within that same category of income.

        Dividends on our Common Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income as discussed under " — Taxation of Dividends and Other Distributions on the Common Shares" above, the amount of the dividend taken into account for purposes of calculating the U.S. foreign tax credit limitation will generally be limited to the gross amount of the taxable dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by us with respect to Common Shares will generally constitute "passive category income" but could, in the case of certain U.S. Holders, constitute "general category income." The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Receipt of Foreign Currency

        The U.S. dollar value of any cash distribution in Canadian dollars to a U.S. Holder will be translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the distribution, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. For U.S. Holders following the accrual method of accounting, the amount realized on a disposition of the Common Shares for an amount in Canadian dollars will be the U.S. dollar value of this amount on the date of disposition. On the settlement date, such U.S. Holder will recognize U.S.-source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of Common Shares traded on an established securities market that are sold by a cash method U.S. Holder (or an accrual method U.S. Holder that so elects), the amount realized will be based on the exchange rate in effect on the settlement date for the disposition, and no exchange gain or loss will be recognized at that time. A U.S. Holder will generally have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt of such distribution, on the date of disposition, or, in the case of cash method U.S. Holders (and accrual method U.S. Holders that so elect), on the date of settlement. Any U.S. Holder that receives payment in Canadian dollars and converts or disposes of the Canadian dollars after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss and that generally will be U.S. source income or loss for foreign tax credit purposes. You are urged to consult your own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Additional Tax on Investment Income

        Certain non-corporate U.S. Holders whose income exceeds certain thresholds is subject to a 3.8% tax on the lesser of (A) the U.S. Holder's "net investment income" for the relevant taxable year, and (B) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold. Net investment income includes, among other things, dividends and net gain from disposition of property (other than property held in a trade or business). U.S. Holders are urged to consult their own tax advisors regarding the additional tax on investment income.

Information Reporting and Backup Withholding

        Dividend payments with respect to our Common Shares and proceeds from the sale, exchange or redemption of our Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. Holders who are required to establish their exempt status must provide such certification on IRS Form W-9. U.S. You should consult your tax advisor regarding the application of the information reporting and backup withholding rules.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and timely furnishing any required information.

        U.S. return disclosure obligations (and related penalties for failure to disclose) apply to certain U.S. individuals who hold specified foreign financial assets if the total value of all such assets is more than US$50,000 on the last day of the tax year or more than US$75,000 at any time during the tax year. The definition of specified foreign financial assets may include our Common Shares. You should consult your own tax advisor regarding the application of these disclosure obligations.

RISK FACTORS

        In addition to the risk factors set forth below, additional risk factors relating to our business are discussed in the AIF, the 2014 MD&A and certain other documents, incorporated by reference or deemed to be incorporated by reference herein, which risk factors are incorporated by reference herein. Prospective purchasers of the Offered Shares should consider carefully the risk factors set forth below, as well as the other information contained in and incorporated by reference in this short form prospectus before purchasing the Offered Shares offered hereby. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Offered Shares could be materially adversely affected.

Future Issuances of Securities

        Cenovus may issue additional Common Shares, Preferred Shares or securities convertible into Common Shares, which may dilute existing shareholders. Shareholders will have no pre-emptive rights in connection with any such further issuances. The Board has the discretion to determine the designation, rights, privileges, restrictions, and conditions attached to any series of Preferred Shares and the price and terms for any further issuances of Common Shares.

Use of Proceeds

        The Company currently intends to allocate the net proceeds received from the Offering as described under "Use of Proceeds" in this short form prospectus. However, management will have discretion in the actual application of the net proceeds, and may elect to allocate proceeds differently from that described in "Use of Proceeds" if it is believed it would be in the best interests of the Company to do so as circumstances change. The failure by management to apply these funds effectively could have a material adverse effect on the business of the Company.

AGENT FOR SERVICE OF PROCESS

        Mr. Ralph S. Cunningham and Mr. Charles M. Rampacek are directors of Cenovus who reside outside of Canada. Each of these directors has appointed Cenovus, 2600, 500 Centre Street S.E., Calgary, Alberta, Canada T2G 1A6, as their agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

AUDITOR

        Our auditor is PricewaterhouseCoopers LLP, Chartered Accountants, who has prepared an independent auditor's report dated February 11, 2015 in respect of our audited annual consolidated financial statements for the year ended December 31, 2014, comprising our consolidated balance sheets as at December 31, 2014 and December 31, 2013 and the consolidated statements of earnings and comprehensive income, shareholders' equity and cash flows for the years ended December 31, 2014, 2013 and 2012 and the related notes. PricewaterhouseCoopers LLP has advised that they are independent with respect to us within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal offices in Calgary, Alberta and Toronto, Ontario.

 LEGAL MATTERS

        Certain legal matters relating to Canadian law with respect to the Offering will be passed upon on our behalf by Bennett Jones LLP and by Norton Rose Fulbright Canada LLP on behalf of the Underwriters. Certain legal matters relating to United States law with respect to the Offering will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton & Garrison LLP. The Underwriters will be represented by Shearman & Sterling LLP with respect to certain matters of United States law. As at the date of this short form prospectus, the partners and associates of Bennett Jones LLP and Norton Rose Fulbright Canada LLP, in each case, as a group beneficially own, directly or indirectly, less than 1% of any class of our securities.

EXPERTS

        Information relating to our reserves and resources in our AIF was prepared by GLJ Petroleum Consultants Ltd. and McDaniel & Associates Consultants Ltd. as independent qualified reserves evaluators. The designated professionals, as such term is defined under applicable securities legislation, of each of GLJ Petroleum Consultants Ltd. and McDaniel & Associates Consultants Ltd., in each case, as a group beneficially own, directly or indirectly, less than 1% of any class of our securities.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this short form prospectus is a part insofar as required by the SEC's Form F-10:

  •
  the underwriting agreement between Cenovus Energy Inc. and the underwriters named therein;

  •
  the documents listed in the second paragraph under "Documents Incorporated by Reference" in this short form prospectus;

  •
  our supplementary information — oil and gas activities (unaudited) for the fiscal year ended December 31, 2014;

  •
  the consent of our auditor, PricewaterhouseCoopers LLP;

  •
  the consent of our Canadian counsel, Bennett Jones LLP;

  •
  the consents of our independent qualified reserves evaluators, GLJ Petroleum Consultants Ltd. and McDaniel & Associates Consultants Ltd.; and

  •
  powers of attorney from our directors and officers.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

        Under Section 124 of the Canada Business Corporations Act (the "CBCA"), Cenovus Energy Inc. ("Cenovus") may indemnify a present or former director or officer of Cenovus or another individual who acts or acted at Cenovus' request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Cenovus or other entity. Cenovus may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of Cenovus, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at Cenovus' request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from Cenovus as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done. Cenovus may advance moneys to a director, officer or other individual for the costs, charges and expenses of an aforementioned proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

        The by-laws of Cenovus provide that, subject to the limitations contained in the CBCA, but without limit to the right of Cenovus to indemnify any person under the CBCA or otherwise, Cenovus shall indemnify a director or officer of Cenovus, a former director or officer of Cenovus or another individual who acts or acted at Cenovus' request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with Cenovus or other entity, if the individual acted honestly and in good faith with a view to the best interests of Cenovus, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at Cenovus' request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        The by-laws of Cenovus provide that Cenovus may, subject to the limitations contained in the CBCA, purchase, maintain, or participate in insurance for the benefit of a director or officer of Cenovus, a former director or officer of Cenovus, or another individual who acts or acted at Cenovus' request as a director or officer, or an individual acting in a similar capacity, of another entity, as the Board may from time to time determine.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling Cenovus pursuant to the foregoing provisions, Cenovus has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

 FORM F-10

EXHIBITS OF CENOVUS ENERGY INC.

EXHIBIT NUMBER		DESCRIPTION
3.1	*	Underwriting Agreement between Cenovus Energy Inc. and the underwriters named therein.
4.1

Management Proxy Circular of Cenovus Energy Inc., dated March 7, 2014, relating to the annual meeting of shareholders of Cenovus Energy Inc. held on April 30, 2014 (incorporated by reference to Cenovus Energy Inc.'s Form 6-K filed with the Securities and Exchange Commission on March 27, 2014) (File No. 1-34513).

4.2

Annual Information Form of Cenovus Energy Inc. dated February 12, 2015 for the year ended December 31, 2014 (incorporated by reference to the Form 40-F of Cenovus Energy Inc. filed with the Securities and Exchange Commission on February 13, 2015) (File No. 1-34513).

4.3

Audited Consolidated Financial Statements of Cenovus Energy Inc. as at and for the years ended December 31, 2014 and December 31, 2013, and for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, together with the notes thereto and the report of the auditors thereon (incorporated by reference to the Form 40-F of Cenovus Energy Inc. filed with the Securities and Exchange Commission on February 13, 2015) (File No. 1-34513).

4.4

Management's Discussion and Analysis of Cenovus Energy Inc. as at and for the year ended December 31, 2014 (incorporated by reference to the Form 40-F of Cenovus Energy Inc. filed with the Securities and Exchange Commission on February 13, 2015) (File No. 1-34513).

4.5

Supplementary Information — Oil and Gas Activities (unaudited) for the fiscal year ended December 31, 2014 (incorporated by reference to the Form 40-F of Cenovus Energy Inc. filed with the Securities and Exchange Commission on February 13, 2015) (File No. 1-34513).

5.1		Consent of PricewaterhouseCoopers LLP.
5.2		Consent of Bennett Jones LLP.
5.3		Consent of GLJ Petroleum Consultants Ltd.
5.4		Consent of McDaniel & Associates Consultants Ltd.
6.1		Powers of Attorney (included on the signature page of this Registration Statement).

*
To be filed by amendment.

II-2

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        Concurrent with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by an amendment to the Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on February 17, 2015.

CENOVUS ENERGY INC.
By:	/s/ BRIAN C. FERGUSON
	Name:	Brian C. Ferguson
	Title:	President & Chief Executive Officer
By:	/s/ IVOR M. RUSTE
	Name:	Ivor M. Ruste
	Title:	Executive Vice-President & Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Brian C. Ferguson, Kerry D. Dyte and Ivor M. Ruste and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ BRIAN C. FERGUSON Brian C. Ferguson	President & Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2015
/s/ IVOR M. RUSTE Ivor M. Ruste	Executive Vice-President & Chief Financial Officer (Principal Financial and Accounting Officer)	February 17, 2015
/s/ MICHAEL A. GRANDIN Michael A. Grandin	Chair of the Board of Directors	February 17, 2015

III-2

Signature	Capacity	Date

/s/ RALPH S. CUNNINGHAM Ralph S. Cunningham	Director	February 17, 2015
/s/ PATRICK D. DANIEL Patrick D. Daniel	Director	February 17, 2015
/s/ IAN W. DELANEY Ian W. Delaney	Director	February 17, 2015
/s/ VALERIE A.A. NIELSEN Valerie A.A. Nielsen	Director	February 17, 2015
/s/ CHARLES M. RAMPACEK Charles M. Rampacek	Director	February 17, 2015
/s/ COLIN TAYLOR Colin Taylor	Director	February 17, 2015
/s/ WAYNE G. THOMSON Wayne G. Thomson	Director	February 17, 2015

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Cenovus Energy Inc. in the United States, on February 17, 2015.

CENOVUS DOWNSTREAM SERVICES LLC
By:	/s/ LARRY A. HOFSTETTER
	Name:	Larry A. Hofstetter
	Title:	President

III-4

 INDEX OF EXHIBITS OF CENOVUS ENERGY INC.
to
FORM F-10

EXHIBIT NUMBER		DESCRIPTION
3.1	*	Underwriting Agreement between Cenovus Energy Inc. and the underwriters named therein.
4.1

Management Proxy Circular of Cenovus Energy Inc., dated March 7, 2014, relating to the annual meeting of shareholders of Cenovus Energy Inc. held on April 30, 2014 (incorporated by reference to Cenovus Energy Inc.'s Form 6-K filed with the Securities and Exchange Commission on March 27, 2014) (File No. 1-34513).

4.2

Annual Information Form of Cenovus Energy Inc. dated February 12, 2015 for the year ended December 31, 2014 (incorporated by reference to the Form 40-F of Cenovus Energy Inc. filed with the Securities and Exchange Commission on February 13, 2015) (File No. 1-34513).

4.3

Audited Consolidated Financial Statements of Cenovus Energy Inc. as at and for the years ended December 31, 2014 and December 31, 2013, and for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, together with the notes thereto and the report of the auditors thereon (incorporated by reference to the Form 40-F of Cenovus Energy Inc. filed with the Securities and Exchange Commission on February 13, 2015) (File No. 1-34513).

4.4

Management's Discussion and Analysis of Cenovus Energy Inc. as at and for the year ended December 31, 2014 (incorporated by reference to the Form 40-F of Cenovus Energy Inc. filed with the Securities and Exchange Commission on February 13, 2015) (File No. 1-34513).

4.5

Supplementary Information — Oil and Gas Activities (unaudited) for the fiscal year ended December 31, 2014 (incorporated by reference to the Form 40-F of Cenovus Energy Inc. filed with the Securities and Exchange Commission on February 13, 2015) (File No. 1-34513).

5.1		Consent of PricewaterhouseCoopers LLP.
5.2		Consent of Bennett Jones LLP.
5.3		Consent of GLJ Petroleum Consultants Ltd.
5.4		Consent of McDaniel & Associates Consultants Ltd.
6.1		Powers of Attorney (included on the signature page of this Registration Statement).

*
To be filed by amendment.

III-5

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
GENERAL
FORWARD-LOOKING INFORMATION
NOTE RELATING TO RESERVES AND RESOURCES DISCLOSURE
ENFORCEABILITY OF CIVIL LIABILITIES
EXCHANGE RATE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
MARKETING MATERIALS
WHERE YOU CAN FIND MORE INFORMATION
CENOVUS ENERGY INC.
DESCRIPTION OF CAPITAL STRUCTURE
CONSOLIDATED CAPITALIZATION
TRADING PRICE AND VOLUME
PRIOR SALES
USE OF PROCEEDS
PLAN OF DISTRIBUTION
RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN UNDERWRITERS
ELIGIBILITY FOR INVESTMENT
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS
RISK FACTORS
AGENT FOR SERVICE OF PROCESS
AUDITOR
TRANSFER AGENT AND REGISTRAR
LEGAL MATTERS
EXPERTS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
FORM F-10 EXHIBITS OF CENOVUS ENERGY INC.
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
INDEX OF EXHIBITS OF CENOVUS ENERGY INC. to FORM F-10